EXHIBIT 23.1

[Consent of Independent Registered Public Accounting Firm]

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report, dated March 27, 2015, with respect to the consolidated financial statements of Digital Power Corporation, which appears in its Annual Report on Form 10-K for the year ended December 31, 2014 which was filed with the Securities and Exchange Commission on March 27, 2015.

Tel-Aviv, Israel May 14, 2015	/s/ Kost Forer Gabbay and Kasierer Kost Forer Gabbay and Kasierer A member of Ernst & Young Global